UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 07, 2013

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Infrax Systems, Inc. 3637 Fourth Street North. Suite 330 St. Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

727-498-8514

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Infrax Systems, in a joint venture with PowerCon Energy Systems, will be designing and developing the next generation Home Automation Network using our propriety Secure Network Interface Card (SNIC). Home automation refers to the control of devices in the home such as light switches, heating and AC controls, and appliances; as well as the automation of those devices — according to a schedule or in response to an event or situation. Not too far into the future, it may become commonplace for people to run common functions in their homes using their smart phones. The functions may include lights, security systems, thermostats, appliances and entertainment devices. Although there are many smart phone apps available on the market for Home Automation, many of the existing systems, appliances and devices in the home are not network connected to make these available apps relevant. Our patented Next-Gen Smart Grid technology will bring true secure home automation to facilitate mobile controls of the home through smart devices. Recent major acquisitions by the big three (Microsoft, Google and Apple), has validated our move into this market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  January 07, 2013